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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE


     ACCRUE SOFTWARE ANNOUNCES SALE OF NEOVISTA INTELLECTUAL PROPERTY TO JDA
                                 SOFTWARE GROUP

FREMONT, CALIF. JUNE 27, 2001 -- Accrue Software, Inc. (NASDAQ: ACRU), today announced that it has signed a definitive agreement with JDA Software Group (NASDAQ: JDAS) in which JDA assumes the intellectual property of the NeoVista Decision Series and the brick and mortar retail applications RDS-Assort and RDS-Profile for an undisclosed cash amount. Accrue acquired NeoVista in February 2000, and has used the Decision Series to support both brick and mortar retail and web analysis applications. Previously, Accrue and JDA had an OEM partnership agreement in which JDA embedded Accrue's Decision Series into its suite of retail applications, JDA Portfolio. The partnership also enabled JDA to sell Accrue's retail applications, Assort and Profile, through its worldwide sales channels. Under the terms of the agreement, Accrue will transfer ownership of the software, intellectual property, and a core development team to JDA. JDA has granted Accrue a royalty free license to the Decision Series, enabling the company to build analysis modules that will be embedded in its e-business analysis applications.

Jeffrey Walker, Accrue's President and Chief Executive Officer commented, "The agreement is a win-win for both companies. It allows us to strengthen our balance sheet, and focus our efforts on our core e-business analysis market, while providing JDA with the opportunity to enhance the Decision Series capabilities."

ABOUT ACCRUE SOFTWARE

Accrue Software is a leading provider of enterprise-level e-business analysis solutions that help companies understand, predict, and respond to online customer behavior. Accrue's solutions enable highly targeted campaigns to improve the profitability of customer interactions across multiple touch points. Accrue has over 600 customers, including industry leaders such as FedEx, Gateway, Dow Jones, Eastman Kodak Company, MTV, Macy's, and Deutsche Telekom.

Accrue Software was founded in 1996 and is headquartered in Fremont, Calif., with regional sales offices throughout the U.S. International headquarters are in Cologne, Germany and Singapore. Accrue has strategic partnerships with leading e-business vendors, including Art Technology Group, BEA, BroadVision, DoubleClick, IBM, Oracle, Sun Microsystems and Vignette. Accrue Software can be reached at 1-888-4ACCRUE or 510-580-4500 and at www.accrue.com.

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Accrue is a trademark of Accrue Software, Inc. All other trademarks are the sole property of their respective owners.

Except for the historical information contained herein, the matters discussed in the news release, including projections of future revenues, earnings and financial results, are forward-looking statements that involve risks and uncertainties that could cause actual results, future revenues or earnings to differ materially from those in such forward-looking statements. These forward-looking statements are made only as of the date of this press release, and Accrue undertakes no obligation to update or revise the projections of revenue and earnings, or the other forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you should not place undue reliance on these projections of future revenue and earnings, and other forward-looking statements. Potential risks and uncertainties include, without limitation, the Company's limited operating history, history of losses, fluctuations in operating results, competition in the e-business analysis market, reliance on sales from a limited number of products for its revenue, reliance on expanding sales operations and distribution channels and potential difficulties associated with the integration of the personnel, operations and products of Marketwave and Pilot with Accrue's personnel, operations and products. These and other risk factors are described in detail in the Company's Registration Statement on Form S-1, and in the Company's other filings, which are on file with the Securities and Exchange Commission (http://www.sec.gov).


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Media Contacts:

Harrison N. Paist
VP, Finance
(510) 580-4500
hpaist@accrue.com

Jill Schmahl
Investor Relations
Thomson Financial/Carson
(253) 241-0958
jill.schmahl@tfn.com


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